Exhibit 99.1

Ichor Announces Acquisition of IMG

IMG provides precision machining, welding, brazing, and surface treatment to the semiconductor, medical, and defense & aerospace industries; acquisition is expected to be accretive to Ichor’s earnings and operating model

FREMONT, Calif., November 16, 2021 – Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment, today announced that our wholly-owned subsidiary, Incline Merger Sub, LLC, has entered into a merger agreement with IMG Companies, LLC, a Livermore, CA-based precision machining, welding, brazing, and surface treatment business serving the semiconductor, medical, and aerospace/defense industries.

The total purchase price of $270 million is being financed with approximately $140 million of cash and marketable securities on hand and $130 million of incremental borrowing, pursuant to the recent refinancing and expansion of our credit facility. The acquisition is subject to satisfaction of customary closing conditions, and is expected to close in the fourth quarter of 2021. Cowen is our exclusive financial advisor in relation to the transaction, and our legal counsel was provided by Kirkland & Ellis LLP.

“IMG brings to Ichor additional precision machining capabilities and capacity, as well as advanced manufacturing capabilities such as e-beam and laser welding, precision vacuum and hydrogen brazing, ceramic metallization, and precious metal coating capability,” commented Jeff Andreson, CEO of Ichor. “While IMG’s primary market is the semiconductor equipment industry, this acquisition will also expand Ichor’s customer base, with positions in rapidly-growing segments of the medical, aerospace and defense industries. Additionally, a significant portion of IMG’s revenues are derived from recurring sources such as spares and consumables. We are excited to welcome the IMG team to Ichor, and look forward to continue executing on our key growth strategies, which include complementary acquisitions that are accretive to our operating model.”

IMG is an excellent fit for our acquisition strategies, specifically:

•	IMG continues our strategy to expand our product offerings with highly-engineered, value-added products.
•

The acquisition of IMG is expected to be accretive to our operating model. For the full year 2022, the acquisition is projected to add at least 100 basis points to gross margin, and at least 40 basis points to operating margin, on a non‑GAAP basis.

•	The combined business will offer a unique range of manufacturing solutions with an expanded customer base in a diverse range of industries.

We will discuss the acquisition in greater detail on our next upcoming conference webcast, which will take place on Monday, December 6th at 2pm EST / 11am PST. The link will be available on the IR website at https://ir.ichorsystems.com, and directly at https://kvgo.com/ubs/ichor-systems-dec-2021.

IMG Expected Contribution to Financial Results

On an annual basis and based on current industry activity levels, IMG is expected to contribute $70 to $80 million of incremental revenue, and $0.32 to $0.38 of non‑GAAP EPS. Within these expected ranges, IMG’s contribution to non‑GAAP adjusted EBITDA is expected to be $20 to $22 million. These adjustments to calculate non‑GAAP adjusted EBITDA are expected to be $2.5 to $3.0 million of interest expense, $2.5 to $3.5 million of taxes, and $5.0 to $5.5 million of depreciation, on an annual basis.

This outlook for non‑GAAP EPS and adjusted EBITDA cannot be fully reconciled to GAAP EPS and net income, respectively, the most directly comparable GAAP metrics, due to items that are unknown at this time, such as the incremental amortization of intangible assets expense, stock compensation expense, and discrete tax items, which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

Use of Non-GAAP Financial Results

This press release contains references to non-GAAP financial metrics. Management uses these non-GAAP metrics to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. Non-GAAP gross profit, operating income, and net income are defined as: gross profit, operating income, or net income, as applicable, excluding (1) amortization of intangible assets, including acquired intangibles, share-based compensation expense, and non-recurring expenses, including the impacts from purchase accounting, incremental acquisition-related costs, contract settlement losses, and facility shutdown costs, to the extent they are present in gross profit, operating income, and net income; and (2) the tax impacts associated with our non-GAAP adjustments, as well as non-recurring discrete tax items. Non-GAAP diluted EPS is defined as non-GAAP net income divided by weighted average diluted ordinary shares outstanding during the period. Non-GAAP gross margin and non-GAAP operating margin are defined as non-GAAP gross profit and non-GAAP operating income, respectively, divided by net sales. Non-GAAP adjusted EBITDA is defined as non-GAAP net income, excluding interest, tax, and depreciation expenses.

Non-GAAP results have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for our results reported under GAAP. Other companies may calculate non-GAAP results differently or may use other measures to evaluate their performance, both of which could reduce the usefulness of our non-GAAP results as a tool for comparison.

About Ichor Holdings

We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment. Our product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also manufacture precision-machined components, weldments, and proprietary products for use in fluid delivery systems for direct sales to our customers, as well as certain components for internal use in fluid delivery systems and for direct sales to our customers. This vertically-integrated portion of our business is primarily focused on metal and plastic parts that are used in gas and chemical systems, respectively. We are headquartered in Fremont, CA. https://ir.ichorsystems.com.

Forward-Looking Statements

Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "guidance," "expects," "intends," “may,” “will,” "projects," "plans," “predicts,” "believes," “could,” "estimates," "targets," "anticipates," “look forward,” and similar expressions are used to identify these forward-looking statements.

Examples of forward-looking statements include, but are not limited to, statements regarding the future financial performance of IMG and Ichor, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including: (1) the possibility that the acquisition will not be completed, including for among other reasons, failure to obtain required financing or to satisfy any of the other conditions to the possible acquisition under the merger agreement governing the acquisition, (2) adverse effects on the market price of Ichor’s ordinary shares and on Ichor’s operating results because of a failure to complete the acquisition, (3) the integration of IMG with Ichor, including the ability to retain customers, supplier and key employees, (4) negative effects relating to the announcement of the acquisition or any further announcements relating to the acquisition or the consummation of the acquisition on the market price of Ichor’s ordinary shares, (5) significant transaction costs and/or unknown or inestimable liabilities, potential litigation associated with the acquisition, (6) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (7) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (8) negotiating leverage held by our customers, (9) competitiveness and rapid evolution of the industries in which we participate, (10) risks associated with weakness in the global economy and geopolitical instability, (11) keeping pace with developments in the industries we serve and with technological innovation generally, (12) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (13) managing our manufacturing and procurement process effectively, (14) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, (15)  dependence on a limited number of suppliers, and (16) the impact of the COVID‑19 pandemic, any related or unrelated public health threat or fear of such event on economic activity, us and our customers, suppliers, employees, and other business relations, including, but not limited to, demand for our products, workforce availability, and costs to manufacture our products. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors, and uncertainties identified in the "Risk Factors" section of our Annual Report on Form 10‑K filed with the SEC on March 5, 2021.

All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in our expectations, future events or developments, or otherwise, except as required by law.

Contact:

Larry Sparks, CFO 510-897-5200

Claire McAdams, IR & Strategic Initiatives 530-265-9899

ir@ichorsystems.com

Source: Ichor Holdings, Ltd.